Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-95966 and 333-87993) pertaining to the 1999 Share Incentive Plan of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 33-31630) of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 333-139950) of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 333-114785) of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 333-126712) of Acadia Realty Trust; and in the Registration Statement (Form S-8 No. 333-106758) pertaining to the 2003 Employee Share Incentive Plan of Acadia Realty Trust, of our report dated November 30, 2006 with respect to the consolidated statements of income, shareholders’ equity, and cash flows of Acadia Realty Trust and subsidiaries for the year ended December 31, 2004 included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
New York, New York
March 1, 2007